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                                  EXHIBIT 23.7

                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Tele-Communications, Inc. of our report dated February 14, 1996 relating to the combined financial statements of VII Cable which appears in the Current Report on Form 8-K of Tele-Communications, Inc. dated June 19, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

San Jose, California

January 2, 1997